Exhibit 10.3

RESTRICTED STOCK UNIT AGREEMENT

Name of Ashland:                Ashland Inc.

Name of Participant:                _________________________________

Name of Plan:                2015 Ashland Inc. Incentive Plan

Number of Restricted Stock Units:        _________________________________

Vesting Dates:                _________________________________

Date of Award:                ________________________, 20_____

Ashland Inc. (“Ashland”), hereby awards to the above-named Participant (hereinafter called the “Participant”) ____________________ Restricted Stock Units (the “Award”) pursuant to the 2015 Ashland Inc. Incentive Plan (hereinafter called the “Plan”) and this Restricted Stock Unit Agreement (“Agreement”), in order to provide the Participant with an additional incentive to continue his/her services to Ashland and to continue to work for the best interests of the Ashland. Each Restricted Stock Unit represents the contingent right (as set forth herein) of Participant to receive a share of Ashland Common Stock, par value $0.01 per share, on the Vesting Date.

Ashland confirms this Award to the Participant, as a matter of separate agreement and not in lieu of salary or any other compensation for services, of the number of Restricted Stock Units set forth above, subject to and upon all the terms, provisions and conditions contained herein and in the Plan. Capitalized terms used but not defined in this Agreement shall have the meanings given such terms in the Plan.

The applicable number of Restricted Stock Units set forth above will become vested, provided that the Participant remains in the continuous employment of Ashland through the Vesting Dates set forth above. Except as otherwise provided below or unless otherwise determined and directed by the P&C Committee of Ashland, in the case of the Participant’s termination for any reason prior to a Vesting Date, all Restricted Stock Units which have not vested will be forfeited.

Notwithstanding the foregoing, and notwithstanding any provision of Section 12(A) of the Plan to the contrary, this Award shall be treated as follows in the event of a Change in Control prior to a Vesting Date and while the Participant remains employed by Ashland:
(a) If the Award is assumed, continued, converted or replaced by the surviving or resulting entity in connection with the Change in Control, then the Award shall continue to vest subject to the Participant’s continued employment through the Vesting Dates; provided that any outstanding unvested Restricted Stock Units will immediately vest upon the termination of the Participant’s employment by Ashland without “Cause” and not as a result of the Participant’s Disability or death during the one-year period commencing on the date of the Change in Control. For purposes of this Agreement, “Cause” shall mean (i) the willful and continued failure of the Participant to substantially perform his or her duties with Ashland or a subsidiary (other than such failure resulting from the Participant’s incapacity due to physical or mental illness), (ii) willful engaging by the Participant in gross misconduct materially injurious to Ashland or a subsidiary, or (iii) the Participant’s
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conviction of or the entering of a plea of nolo contendre (or similar plea under the law of a jurisdiction outside the United States) to the commission of a felony (or a similar crime or offense under the law of a jurisdiction outside the United States).

(b) If the Award is not assumed, continued, converted or replaced by the surviving or resulting entity in connection with the Change in Control, then any outstanding unvested Restricted Stock Units subject to the Award will immediately vest upon the date of the Change in Control.

For purposes of this Agreement, the Award will not be considered to be assumed, continued, converted or replaced by the surviving or resulting entity in connection with the Change in Control unless (i) the Award is adjusted to prevent dilution of the Participant’s rights hereunder as a result of the Change in Control, and (ii) immediately after the Change in Control, the Award relates to shares of stock in the surviving or resulting entity which are publicly traded and listed on a national securities exchange.

Notwithstanding the foregoing, the P&C Committee may, in its sole discretion, provide for accelerated vesting of the Award at any time and for any reason.

The shares of Common Stock underlying any Restricted Stock Units that become vested pursuant to this Agreement in connection with a Change in Control will be delivered within 30 days after such Restricted Stock Units become vested as provided herein; provided, however, that to the extent necessary to comply with Section 409A of the Code, any such vested Restricted Stock Units shall be delivered upon the earlier of (i) within 30 days after the Vesting Date; (ii) within 30 days after the Participant’s separation from service (within the meaning of Section 409A of the Code) or, if the Participant is a specified employee (as determined by Ashland in accordance with Section 409A of the Code), within 30 days after the first business day that is at least six months after the Participant’s separation from service; or (iii) within 30 days after the occurrence of a Change in Control that constitutes a “change in control event” within the meaning of Treasury Regulation § 1.409A-3(i)(5).

While this Award is outstanding, on each date that cash dividends are paid to holders of Common Stock, the Participant will be credited with a number of additional Restricted Stock Units (which shall be subject to all the terms and conditions of this Agreement and the Plan), determined as (1) the product of the number of outstanding Restricted Stock Units held by the Participant as of the date of record for such dividend times the per share cash dividend amount, divided by (2) the closing stock price of Common Stock on the NYSE Composite Tape on the date of record for such dividend. Such additional Restricted Stock Units will be subject to the same vesting conditions and restrictions as the underlying Restricted Stock Units to which they relate.
The Restricted Stock Units and the Participant’s rights under this Agreement may not be sold, assigned, transferred, pledged, or otherwise encumbered.
When the Restricted Stock Units are paid, the Participant will owe applicable federal income and employment taxes and state and local income and employment taxes. The number of shares issued will be netted down to cover the taxes owed.
Nothing contained in this Agreement or in the Plan shall confer upon the Participant any right to continue in the employment of, or remain in the service of, Ashland or its subsidiaries.
Information about the Participant and the Participant’s participation in the Plan may be collected, recorded and held, used and disclosed by and among Ashland, its subsidiaries and any third party Plan administrators as necessary for the purpose of managing and administering the Plan.

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The Participant understands that such processing of this information may need to be carried out by Ashland, its affiliates and subsidiaries and by third party administrators whether such persons are located within the Participant’s country or elsewhere, including the United States of America. By accepting this Award, the Participant consents to the processing of information relating to the Participant and the Participant’s participation in the Plan in any one or more of the ways referred to above.
The Participant consents and agrees to electronic delivery of any documents that Ashland may elect to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports, and all other forms of communications) in connection with this and any other award made or offered under the Plan. The Participant understands that, unless earlier revoked by the Participant by giving written notice to Ashland Inc. at 50 E. RiverCenter Blvd., Covington, KY 41011 Attention: Shea Blackburn, this consent shall be effective for the duration of the Award. The Participant also understands that the Participant shall have the right at any time to request that Ashland deliver written copies of any and all materials referred to above at no charge.
This Award is granted under, and is subject to, all the terms and conditions of the Plan, including, but not limited to, the forfeiture provision of Section 16(H) of the Plan. In consideration of this Award, the Participant agrees that without the written consent of Ashland, the Participant will not (i) engage directly or indirectly in any manner or capacity as principal, agent, partner, officer, director, employee or otherwise in any business or activity competitive with the business conducted by Ashland or any of its subsidiaries; or (ii) perform any act or engage in any activity that is detrimental to the best interests of Ashland or any of its subsidiaries, including, without limitation, (aa) solicit or encourage any existing or former employee, director, contractor, consultant, customer or supplier of Ashland or any of its subsidiaries to terminate his, her or its relationship with Ashland or any of its subsidiaries for any reason, or (bb) disclose proprietary or confidential information of Ashland or any of its subsidiaries to third parties or use any such proprietary or confidential information for the benefit of anyone other than Ashland and its subsidiaries (the “Participant Covenants”), provided, however, that section (ii) above shall not be breached in the event that the Participant discloses proprietary or confidential information to the Securities and Exchange Commission, to the extent necessary to report suspected or actual violations of U.S. securities laws, or the Participant’s disclosure of proprietary or confidential information is protected under the whistleblower provisions of any applicable law or regulation. The Participant understands that if he or she makes a disclosure of proprietary or confidential information that is covered above, he or she is not required to inform Ashland, in advance or otherwise, that such disclosure(s) has been made.
Notwithstanding any other provision of the Plan or this Agreement to the contrary, but subject to any applicable laws to the contrary, the Participant agrees that in the event the Participant fails to comply or otherwise breaches any of the Participant Covenants either during the Participant’s employment or within twenty-four (24) months following the Participant’s termination of employment with Ashland or its subsidiaries for any reason: (i) Ashland may eliminate or reduce the amount of any compensation, benefit, or payment otherwise payable by Ashland or any of its subsidiaries (either directly or under any employee benefit or compensation plan, agreement, or arrangement) to or on behalf of the Participant in an amount up to the total amount paid (or closing stock price of Common Stock on the payment date multiplied by the number of shares of Common Stock awarded) or payable to the Participant under this Agreement; and/or (ii) Ashland may require the Participant to pay Ashland an amount up to the total amount paid (or closing stock price of Common Stock on the payment date multiplied by the number of shares of Common Stock awarded) to the Participant under

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this Agreement; in each case together with the amount of Ashland’s court costs, attorney fees, and other costs and expenses incurred in connection therewith.
This grant of Restricted Stock Units is subject to the Participant’s on-line acceptance of the terms and conditions of this Agreement through the Fidelity website. The right to the Restricted Stock Units under the Plan shall expire if not accepted by __________________.
By accepting the terms and conditions of this Agreement, the Participant acknowledges receipt of a copy of the Plan, Prospectus, and Ashland’s most recent Annual Report and Proxy Statement (the “Prospectus Information”). The Participant represents that he or she is familiar with the terms and provisions of the Prospectus Information and hereby accepts this Award on the terms and conditions set forth herein and in the Plan, and acknowledges that he or she had the opportunity to obtain independent legal advice at his or her expense prior to accepting this Award.

IN WITNESS WHEREOF, Ashland Inc. has caused this instrument to be executed and delivered effective as of the day and year first above written.

Ashland Inc.

By:    ________________________________

Name:    ________________________________

Title:     ________________________________

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